Exhibit 10.05
TELETECH HOLDINGS, INC.
RESTRICTED STOCK UNIT AGREEMENT
     THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) is entered into between TELETECH HOLDINGS, INC., a Delaware corporation (“TeleTech”), and                      (“Grantee”), as of                      (the “Grant Date”). In consideration of the mutual promises and covenants made herein, the parties hereby agree as follows:
     1. Grant of RSUs. Subject to the terms and conditions of the TeleTech Holdings, Inc. 1999 Stock Option Plan, as amended (the “Plan”), a copy of which is attached hereto and incorporated herein by this reference, TeleTech grants to Grantee                      RSUs (the “Award”).
     2.
               (a) Rights Upon Termination of Employment. If Grantee ceases to be employed by TeleTech or any of its subsidiaries or affiliates (collectively, the “Subsidiaries”) for any reason other than (i) for “Cause” (as defined herein), (ii) Grantee’s death, or (iii) Grantee’s mental, physical or emotional disability or condition (a “Disability”), Grantee shall retain rights of ownership to any then vested portion of the Award.
               (b) Rights Upon Termination For Cause. If Grantee’s employment with TeleTech and/or its Subsidiaries is terminated for Cause, the RSUs shall be immediately cancelled. The term “Cause” shall have the meaning given to such term or to the term “For Cause” or other similar phrase in Grantee’s Employment Agreement with TeleTech or any Subsidiary; provided, however, that (i) if at any time Grantee’s employment with TeleTech or any Subsidiary is not governed by an employment agreement or if such employment agreement does not define “Cause,” then the term “Cause” shall have the meaning given to such term in the Plan, and (ii) “Cause” shall exclude Grantee’s death or Disability.
               (c) Rights Upon Grantee’s Death or Disability. If Grantee’s employment with TeleTech and/or its Subsidiaries is terminated as a result of Grantee’s death or disability, Grantee shall retain any then vested portion of the Award. Any unvested portion of the Award shall be immediately cancelled.
     3. Vesting.    % of the RSUs in the Award shall vest according to the schedule in Section 3(a) (the “Performance Vesting RSUs”), and the remaining RSUs in the Award shall vest according to the schedule in Section 3(b) (the “Time Vesting RSUs”).
               (a)    % of the Performance Vesting RSUs shall vest on each of the following dates (each, a “Performance Vesting Date”), provided in each case that TeleTech’s operating income as set forth in the audited financial statements for the preceding fiscal year (as filed with the Securities and Exchange Commission) exceeds the amount approved by the Board of Directors and communicated to each Grantee (each, a “Performance Target”):
               Performance Vesting Date
               [Date],
               [Date],
               [Date],
               (b) The Time Vesting RSUs in the Award shall vest with respect to 25% per year over a period of five years beginning on the second year of the employment anniversary on each of the following dates (each, a “Time Vesting Date” and, together with each Performance Vesting Date, a “Vesting Date”):

               Time Vesting Date
               [Date],
               [Date],
               [Date],
               [Date],
               (c) Grantee must be employed by TeleTech or any Subsidiary on any Vesting Date in order to vest in the portion of the RSUs that vest on such Vesting Date. No portion of the RSUs shall vest between Vesting Dates; if Grantee ceases to be employed by TeleTech or any Subsidiary for any reason, then any portion of the RSUs that is scheduled to vest on any Vesting Date after the date Grantee’s employment is terminated automatically shall be forfeited as of the termination of employment.
     3A. Vesting Following a Change in Control.
          (a) Accelerated Vesting. Notwithstanding the vesting schedule contained in Section 3,
               (i) upon a Change in Control (as hereinafter defined), any unvested Performance Vesting RSUs that vest in excess of 12 months from the effective date of the Change of Control shall be treated as Time Vesting RSUs and together with the Time Vesting RSUs shall be accelerated such that they shall vest on the one year anniversary of the effective date of the Change of Control as follows:
•	during the first year of employment — 0% of the unvested restricted shares shall be accelerated

•	during the second year of employment — 20% of the unvested restricted shares shall be accelerated

•	during the third year of employment — 50% of the unvested restricted shares shall be accelerated

•	during the fourth year of employment and thereafter — 100% of the unvested restricted shares shall be accelerated.
Any Performance Vesting RSUs scheduled to vest within 12 months of the effective date of the Change of Control shall continue to vest pursuant to the schedule set forth in Section 3.
               (ii) if Grantee’s employment with TeleTech or any Subsidiary is terminated within 12 months following a Change in Control, then the entire amount of the Award shall become 100% vested as of Grantee’s Termination Date (as defined herein); provided, however, that the accelerated vesting described in the foregoing clause (ii) shall not apply if Grantee’s employment with TeleTech is terminated (A) by Grantee for any reason other than for “Good Reason” (as defined herein), or (B) by TeleTech for “Cause” (as defined herein).
               (b) Definition of “Change in Control”. For purposes of this Agreement, “Change in Control” means the occurrence of any one of the following events:
                    (i) any consolidation, merger or other similar transaction (A) involving TeleTech, if TeleTech is not the continuing or surviving corporation, or (B) which contemplates that all or substantially all of the business and/or assets of TeleTech will be controlled by another corporation;
                    (ii) any sale, lease, exchange or transfer (in one transaction or series of related transactions) of all or substantially all of the assets of TeleTech (a “Disposition”); provided, however, that the foregoing shall not apply to any Disposition to a corporation with respect to which, following such Disposition, more than 51% of the combined voting power of the then outstanding voting securities of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of at least 51% of the then outstanding Common Stock and/or other voting securities of TeleTech immediately prior to such Disposition, in substantially the same proportion as their ownership immediately prior to such Disposition;
                    (iii) approval by the stockholders of TeleTech of any plan or proposal for the liquidation or dissolution of TeleTech, unless such plan or proposal is abandoned within 60 days following such approval;
                    (iv) the acquisition by any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), or two or more persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 51% or more of the outstanding shares of voting stock of TeleTech; provided, however, that for purposes of the foregoing, “person” excludes Kenneth D. Tuchman and his affiliates; provided, further that the foregoing shall exclude any such acquisition (A) by any person made directly from TeleTech, (B) made by TeleTech or any Subsidiary, or (C) made by an employee benefit plan (or related trust) sponsored or maintained by TeleTech or any Subsidiary; or
                    (v) if, during any period of 15 consecutive calendar months commencing at any time on or after the Grant Date, those individuals (the “Continuing Directors”) who either (A) were directors of TeleTech on the first day of each such 15-month period, or (B) subsequently became directors of TeleTech and whose actual election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of TeleTech, cease to constitute a majority of the board of directors of TeleTech.
               (c) Other Definitions. The following terms have the meanings ascribed to them below:
                    (i) “Cause” has the meaning given to such term, or to the term “For Cause” or other similar phrase, in Grantee’s Employment Agreement with TeleTech or any Subsidiary, if any; provided, however, that if at any time Grantee’s employment with TeleTech or any Subsidiary is not governed by an employment agreement or if such employment agreement does not define “Cause,” then the term “Cause” shall have the meaning given to such term in the Plan.
                    (ii) “Termination Date” means the latest day on which Grantee is expected to report to work and is responsible for the performance of services to or on behalf of TeleTech or any Subsidiary, notwithstanding that Grantee may be entitled to receive payments from TeleTech (e.g., for unused vacation or sick time, severance payments, deferred compensation or otherwise) after such date; and
                    (iii) “Good Reason” means (A) any reduction in Grantee’s base salary; provided that a reduction in Grantee’s base salary of 10% or less does not constitute “Good Reason” if such reduction is effected in connection with a reduction in compensation that is applicable generally to officers and senior management of TeleTech; (B) Grantee’s responsibilities or areas of supervision within TeleTech or its Subsidiaries are substantially reduced; or (C) Grantee’s principal office is relocated outside the metropolitan area in which Grantee’s office was located immediately prior to the Change in Control; provided, however, that temporary assignments made for the good of TeleTech’s business shall not constitute such a move of office location.
     4. RSUs Not Transferable and Subject to Certain Restrictions. The RSUs subject to the Award may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code.
     5. Forfeiture If at any time during Grantee’s employment or at any time during the 12 month period following termination of employment, a Forfeiture Event (as defined below) occurs, then at the election of the Committee, (a) this Agreement and all unvested RSUs granted hereunder shall terminate and (b) Grantee shall return to the Company for cancellation all shares held by Grantee plus pay the Company the amount of any proceeds received from the sale of any shares to the extent such shares were issued pursuant to RSUs granted under this Agreement that vested (i) during the 24 month period immediately preceding the Forfeiture Event, or (ii) on the date of or at any time after such Forfeiture Event. “Forfeiture Event” means the following: (i) conduct related to Employee’s employment for which criminal penalties may be sought; (ii) the commission of an act of fraud or intentional misrepresentation; (iii) embezzlement or misappropriation or conversion of assets or opportunities of the Company; (iv) any breach of the non-competition or non-solicitation provisions; (v) disclosing or misusing any confidential or proprietary information of the Company in violation of any policy of the Company or duty of confidentiality; or (vi) any other material breach of the Code of Conduct or other appropriate and applicable Company policy. The Committee, in its sole discretion, may waive at any time in writing this forfeiture provision and release Employee from liability hereunder.
     5. Acceptance of Plan. Grantee hereby accepts and agrees to be bound by all the terms and conditions of the Plan.
     6. No Right to Employment. Nothing herein contained shall confer upon Grantee any right to continuation of employment by TeleTech or any Subsidiary, or interfere with the right of TeleTech or any Subsidiary to terminate at any time the employment of Grantee. Nothing contained herein shall confer any rights upon Grantee as a stockholder of TeleTech, unless and until Grantee actually receives shares of Common Stock.
     7. Adjustments. Subject to the sole discretion of the Board of Directors, TeleTech may, with respect to any vested RSUs that have not been settled pursuant to the Plan, make any adjustments necessary to prevent accretion, or to protect against dilution, in the number and kind of shares that may be used to settle vested RSUs in the event of a change in the corporate structure or shares of TeleTech; provided, however, that no adjustment shall be made for the issuance of preferred stock of TeleTech or the conversion of convertible preferred stock of TeleTech. For purposes of this Section 7, a change in the corporate structure or shares of TeleTech includes, without limitation, any change resulting from a recapitalization, stock split, stock dividend, consolidation, rights offering, spin-off, reorganization or liquidation, and any transaction in which shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of TeleTech or another entity.
     8. No Other Rights. Grantee hereby acknowledges and agrees that, except as set forth herein, no other representations or promises, either oral or written, have been made by TeleTech, any Subsidiary or anyone acting on their behalf with respect to Grantee’s rights under this Award, and Grantee hereby releases, acquits and forever discharges TeleTech, the Subsidiaries and anyone acting on their behalf of and from all claims, demands or causes of action whatsoever relating to any such representations or promises and waives forever any claim, demand or action against TeleTech, any Subsidiary or anyone acting on their behalf with respect thereto.
     9. Confidentiality. GRANTEE AGREES NOT TO DISCLOSE, DIRECTLY OR INDIRECTLY, TO ANY OTHER EMPLOYEE OF TELETECH AND TO KEEP CONFIDENTIAL ALL INFORMATION RELATING TO ANY AWARDS GRANTED TO GRANTEE, PURSUANT TO THE PLAN OR OTHERWISE, INCLUDING THE AMOUNT OF ANY SUCH AWARD AND THE RATE OF VESTING THEREOF; PROVIDED THAT GRANTEE SHALL BE ENTITLED TO DISCLOSE SUCH INFORMATION TO SUCH OF GRANTEE’S ADVISORS, REPRESENTATIVES OR AGENTS, OR TO SUCH OF TELETECH’S OFFICERS, ADVISORS, REPRESENTATIVES OR AGENTS (INCLUDING LEGAL AND ACCOUNTING ADVISORS), WHO HAVE A NEED TO KNOW SUCH INFORMATION FOR LEGITIMATE TAX, FINANCIAL PLANNING OR OTHER SUCH PURPOSES.
     10. Severability. Any provision of this Agreement (or portion thereof) that is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this Section 10, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.
     11. References. Capitalized terms not otherwise defined herein shall have the same meaning ascribed to them in the Plan.
     12. Entire Agreement. This Agreement (including the Plan) constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, oral or written, between TeleTech and Grantee relating to Grantee’s entitlement to RSUs or similar benefits, under the Plan or otherwise.

     13. Amendment. This Agreement may be amended and/or terminated at any time by mutual written agreement of TeleTech and Grantee.
     14. No Third Party Beneficiary. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than Grantee and Grantee’s respective successors and assigns expressly permitted herein, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
     15. Governing Law. The construction and operation of this Agreement are governed by the laws of the State of Delaware (without regard to its conflict of laws provisions).
[SIGNATURE PAGE TO FOLLOW]

Executed as of the date first written above.

TELETECH HOLDINGS, INC.

By:

Name Title

Signature of (“Grantee”)

Grantee’s Social Security Number